Exhibit 99.1

Kubient Announces Voluntary Delisting from the Nasdaq Capital Market

NEW YORK, November 13, 2023 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, announced it notified The Nasdaq Stock Market LLC (“Nasdaq”) on November 7, 2023 of its intention to voluntarily delist its common stock and common stock purchase warrants from The Nasdaq Capital Market.

As previously disclosed, the Company has received notices from Nasdaq regarding noncompliance with its continued listing requirements. On January 12, 2023 the Company received a deficiency notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq, indicating that the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). Subsequently, on August 22, 2023, the Company received a deficiency notice from the Staff stating that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it failed to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2023 with the Securities and Exchange Commission (the “SEC”). After careful consideration, the Company’s Board of Directors unanimously determined that a voluntary delisting of the Company’s common stock and warrants from The Nasdaq Capital Market is in the best interest of the Company and its stockholders. In particular, the Board of Directors’ decision to delist the Company’s securities was based on the conclusion that the significant costs and regulatory compliance burden outweigh the benefits of addressing the noncompliance notices received from Nasdaq in order to remain a Nasdaq-listed company.

Trading of the Company’s warrants and common stock on the Nasdaq Capital Market will be suspended at the open of business on November 17, 2023. The Company currently intends to file a Form 25 with the SEC on or about November 17, 2023, with the delisting of its common stock and warrants taking effect no earlier than ten days thereafter. The Company’s financial statements, press releases, and other information will continue to be available on EDGAR at www.sec.gov and on its website at kubient.com.

The Company expects that its common stock will be quoted on the Pink Sheets, or another market operated by OTC Markets Group Inc. (the “OTC”). The Company intends to continue providing information to its stockholders and taking actions within its control to facilitate the quoting of its common stock on the Pink Sheets or another OTC market, so that a trading market may continue to exist for its common stock. However, there is no guarantee that a broker will continue to make a market in the common stock or that trading of the common stock will continue on an OTC market or elsewhere.

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Marketplace is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Marketplace is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements, including statements regarding the expected timing and process for delisting the Company’s common stock and warrants, are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, the Company’s ability to facilitate the quoting of its common stock on the Pink Sheets or another OTC market, and other important factors discussed in the Company’s Registration Statement on Form S-1 filed with the SEC on December 21, 2020, and that are further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gateway-grp.com